U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 2, 2014

Commission File No. 000-54359

In Media Corporation

(Name of small business issuer as specified in its charter)

Nevada	20-8644177
State of Incorporation	IRS Employer Identification No.

4920 El Camino Real, Suite 100, Los Altos, CA  94022

(Address of principal executive offices)

408-786-5489

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Notice of Change of Directors

Following a four year term as the Company’s Chief Operating Officer and a member of the Board of Directors, Mr. Dan Mabey announced his resignation effective as of March 31, 2014.

On March 31, 2014, Fred Wilson was appointed to serve as a member of our Board of Directors to serve until the next annual meeting. His biography is as follows:

Mr. Fred Wilson:  From 1999 through 2010, Mr. Wilson was Chief Executive Officer of U.S. Business Finance, Inc., a boutique merchant bank with a unique Energy Sector monetization program.  In 2011, Mr. Wilson co-founded Northern Star Capital LLC (NSC) as a Managing Member.  NSC is an asset management and consulting company that works with private bankers, investors, foundations, and other organizations to complete complex financial transactions through its extensive financial networks in Western Europe and Asia.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	In Media Corporation

Date: April 2, 2014	By: /s/ Nitin Karnik
Nitin Karnik
Chief Executive Officer

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